UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) May 12, 2003


                             TRIARC COMPANIES, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                   1-2207              38-0471180
          ------------               -------             --------------
          (State or other            (Commission         (I.R.S. Employer
          jurisdiction of            File No.)           Identification No.)
          incorporation of
          organization)

          280 Park Avenue
          New York, NY                                    10017
          --------------------------                     ----------
          (Address of principal executive office)        (Zip Code)


         Registrant's telephone number, including area code:   (212) 451-3000


         ------------------------------                  ------------
         (Former name or former address,                  (Zip Code)
         if changed since last report)



Item 9. Regulation FD Disclosure (including information provided under
        Item 12, "Results of Operations and Financial Condition")

     The information required by Item 12 is being furnished under Item 9 in accordance with the Securities and Exchange Commission's interim filing guidance provided in SEC Release No. 33-8216.

     On May 12, 2003, Triarc Companies, Inc. (the "Company") issued a press release announcing its financial results for the fiscal quarter ended March 30, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report.

     The information in this report, including the Exhibit, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, the information in this report, including the Exhibit, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TRIARC COMPANIES, INC.



                                           By: Francis T. McCarron
                                               ----------------------------
                                               Francis T. McCarron
                                               Senior Vice President and
                                               Chief Financial Officer

Dated:   May 12, 2003



                                  EXHIBIT INDEX

Exhibit       Description

99.1          Press Release dated May 12, 2003



                                                  Exhibit 99.1

                                           For Immediate Release

CONTACT:  Anne A. Tarbell
          (212) 451-3030
          www.triarc.com

                    TRIARC REPORTS FIRST QUARTER 2003 RESULTS

     New York, NY, May 12, 2003 - Triarc Companies, Inc. (NYSE: TRY) announced today the results of operations for its first quarter ended March 30, 2003. Highlights

o Consolidated revenues increased to $69.7 million in the first quarter of 2003 from $22.4 million in the first quarter of 2002 primarily reflecting the December 2002 acquisition of Sybra, Inc. ("Sybra"), the owner of 239 Arby's(R) restaurants as of March 30, 2003. Sybra's net sales for the first quarter of 2003 were $48.5 million.

o Consolidated revenues were also positively impacted by royalties from 115 restaurants opened since March 31, 2002 with generally higher sales volumes replacing the royalties from 56 generally underperforming restaurants closed since March 31, 2002. Partially offsetting the above was the elimination upon consolidation of $1.7 million of Sybra royalties paid to Arby's, Inc. in the 2003 first quarter and a decline in same store sales.

o System wide same store sales declined (2.0)% in the first quarter of 2003 versus a strong 4.0% increase in the 2002 first quarter, reflecting the adverse effects in 2003 of severe weather, restaurant industry discounting and sluggish economic conditions.

o Consolidated operating profit increased to $3.6 million in the 2003 first quarter from $1.3 million in the 2002 first quarter. Consolidated operating profit included operating profit of our restaurant operations which increased to $16.1 million in the 2003 first quarter from $13.5 million in the 2002 first quarter. These increases reflect a $2.3 million positive net impact on operating profit of the Sybra acquisition. The remaining increase was mainly due to an increase in royalties as a result of net new store openings.

o Consolidated depreciation and amortization increased to $3.4 million in the 2003 first quarter from $1.6 million in the 2002 first quarter. Consolidated depreciation and amortization included depreciation and amortization of our restaurant operations which increased to $2.0 million in the 2003 first quarter from $0.3 million in the 2002 first quarter as a result of the Sybra acquisition.

o Consolidated interest expense increased to $(8.5) million in the 2003 first quarter from $(6.4) million in the 2002 first quarter reflecting the inclusion of approximately $98 million of Sybra debt as of the beginning of the 2003 first quarter, the effect of which was partially offset by lower balances of the Arby's securitization debt.

o Consolidated net investment income declined to $3.1 million in the 2003 first quarter from $6.1 million in the 2002 first quarter primarily due to lower net realized gains on the sale of investments and to a lesser extent lower available yields on cash equivalents and short-term debt instruments.

o The 2003 first quarter consolidated net loss was $(2.0) million, or $(.10) per share, compared to a net loss of $(1.0) million, or $(.05) per share, for the first quarter of 2002. This change reflects the effect of the increase in operating profit discussed above which was more than offset by the effects of higher consolidated interest expense and a decline in consolidated net investment income, also discussed above.

o In the first quarter of 2003, the Arby's system opened 17 new units and closed 15 units (generally underperforming stores). As of March 30, 2003, Arby's had commitments from franchisees to build approximately 550 new units through 2010.

     Commenting on corporate developments, Nelson Peltz, Triarc's Chairman and Chief Executive Officer, said: "With our significant cash, cash equivalents and short-term investments, potential to issue equity securities and borrowing capacity beyond that, I believe we are well positioned to make acquisitions. I am confident that our selection process will yield the right opportunities."

     Peltz added: "The Sybra integration is progressing smoothly. We are excited about the many opportunities that Sybra will present to strengthen the Arby's brand which we believe can enhance Triarc shareholder value."

     Discussing restaurant operations, Peter May, Triarc's President and Chief Operating Officer, said: "Over the last several months, Arby's, like many of its restaurant peers, was impacted by several factors which adversely affected financial results. Looking ahead, Arby's management, together with franchisees, have developed a number of growth initiatives for 2003, including new Market Fresh(R) sandwiches, new `artisan' breads, new equipment technologies and exciting new advertising. We believe that these initiatives can bridge the gap between fast food and fast casual offerings, thus broadening Arby's consumer appeal."

     Triarc is a holding company and through its subsidiaries, the franchisor of the Arby's(R) restaurant system and, as of March 30, 2003, an operator of 239 Arby's restaurants located in the United States.

                                      # # #
                            Note and Table To Follow


                              NOTE TO PRESS RELEASE

     The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively, "Triarc" or the "Company") and statements preceded by, followed by, or that include the words "may," "believes," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements which address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, the following: competition, including pricing pressures, the potential impact of competitors' new units on sales by Arby's restaurants and consumers' perceptions of the relative quality, variety and value of the food products offered; success of operating initiatives; development and operating costs; advertising and promotional efforts; brand awareness; the existence or absence of positive or adverse publicity; market acceptance of new product offerings; new product and concept development by competitors; changing trends in consumer tastes and preferences (including changes resulting from health or safety concerns with respect to the consumption of beef, french fries or other foods or the effects of food-borne illnesses) and in spending and demographic patterns; the business and financial viability of key franchisees; availability, location and terms of sites for restaurant development by the Company and its franchisees; the ability of franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development; delays in opening new restaurants or completing remodels; anticipated or unanticipated restaurant closures by the Company and its franchisees; the ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby's restaurants; changes in business strategy or development plans; quality of the Company's and franchisees' management; availability, terms and deployment of capital; business abilities and judgment of the Company's and franchisees' personnel; availability of qualified personnel to the Company and to franchisees; labor and employee benefit costs; availability and cost of energy, raw materials, ingredients and supplies; the potential impact that interruptions in the distribution of supplies of food and other products to Arby's restaurants could have on sales at Company-owned restaurants and the royalties that Arby's receives from franchisees; availability and cost of workers' compensation and general liability premiums and claims experience; changes in national, regional and local economic, business or political conditions in the countries and other territories in which the Company and its franchisees operate; changes in government regulations, including franchising laws, accounting standards, environmental laws, minimum wage rates and taxation requirements; the costs, uncertainties and other effects of legal, environmental and administrative proceedings; the impact of general economic conditions on consumer spending, including a slower consumer economy and the effects of war or terrorist activities; adverse weather conditions; and other risks and uncertainties affecting the Company and its subsidiaries detailed in the Company's Form 10-K for the fiscal year ended December 29, 2002 (see especially "Item 1. Business-Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations"), and in our other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond our control. We will not undertake and specifically decline any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.




                             Triarc Companies, Inc.
               Condensed Consolidated Statements of Operations (a)
                 Quarter Ended March 31, 2002 and March 30, 2003

                                                                              2002            2003
                                                                              ----            ----
                                                                     (In thousands except per share amounts)
                                                                                   (Unaudited)

Revenues:
   Net sales                                                             $        --      $   48,497
   Royalties and franchise and related fees (b)                               22,381          21,237
                                                                         -----------      ----------
                                                                              22,381          69,734
                                                                         -----------      ----------

Costs and expenses:
   Cost of sales, excluding depreciation and amortization                         --          36,255
   Advertising and selling                                                        45           3,100
   General and administrative                                                 19,461          23,380
   Depreciation and amortization, excluding amortization
     of deferred financing costs                                               1,581           3,383
                                                                         -----------      ----------
                                                                              21,087          66,118
                                                                         -----------      ----------
       Operating profit                                                        1,294           3,616
Interest expense                                                              (6,360)         (8,458)
Insurance expense related to long-term debt                                   (1,175)         (1,092)
Investment income, net                                                         6,062           3,141
Other income (expense), net                                                     (570)            557
                                                                         -----------      ----------
       Loss before income taxes                                                 (749)         (2,236)
(Provision for) benefit from income taxes                                       (297)            262
                                                                         -----------      ----------
       Net loss                                                          $    (1,046)     $   (1,974)
                                                                         ===========      ==========


Loss per share:
   Basic                                                                 $      (.05)     $     (.10)
                                                                         ===========      ==========
   Diluted                                                               $      (.05)     $     (.10)
                                                                         ===========      ==========

Shares used to calculate loss per share:
   Basic                                                                      20,422          20,413
                                                                         ===========      ==========
   Diluted(c)                                                                 20,422          20,413
                                                                         ===========      ==========


(a) On December 27, 2002, the Company completed the acquisition of Sybra, Inc. As of March 30, 2003, Sybra owned and operated 239 Arby's restaurants in nine states and, prior to the Sybra Acquisition, was the second largest franchisee of Arby's restaurants. As a result of the Sybra Acquisition, the consolidated results of operations for the 2003 first quarter include Sybra's results but do not include royalties and franchise and related fees paid by Sybra to Arby's, Inc., which are eliminated in consolidation. The consolidated results of operations for the 2002 first quarter, however, include royalties and franchise fees from Sybra but do not include Sybra's results.

(b) Includes royalties from Sybra for the 2002 first quarter whereas the royalties from Sybra for the 2003 first quarter were eliminated in consolidation. Such royalties were approximately $1.7 million in both periods.

(c) The shares used to calculate diluted loss per share for the quarters ended March 31, 2002 and March 30, 2003 are the same as those used to calculate basic loss per share since the Company reported a net loss and, therefore, the effect of all potentially dilutive securities would have been antidilutive. Had the Company reported net income for the quarters ended March 31, 2002 and March 30, 2003, the shares used to calculate diluted income per share would have been 21,823,000 and 21,747,000, respectively, reflecting the effect of dilutive stock options. The effects of dilutive stock options represented in such amounts reflect the average price of the Company's stock during the indicated periods. These dilutive effects may not be representative of the effects that may occur in future periods. Accordingly, this information is presented for informational purposes only.